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                                                                     EXHIBIT 4.1

INTERACTIVE DATA

100 William Street, 15th Floor
New York, N.Y. 10038
Telephone 212-771-6551

                                                               NOVEMBER 10, 1999

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
UNIT INVESTMENT TRUST DIVISION
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10004

RE: GOVERNMENT SECURITIES INCOME FUND, GNMA SERIES--2C, DEFINED ASSET FUNDS (A
    UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-90387

Gentlemen:

     We have examined the Registration Statement for the above captioned fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          JAMES PERRY
                                          Vice President